Exhibit 10.36
ARCHIPELAGO LEARNING, INC.
2009 EMPLOYEE STOCK PURCHASE PLAN
The Company wishes to attract, retain and motivate employees of the Company and its Subsidiaries and to promote the success of the Company’s business by providing employees with a convenient method of acquiring a proprietary interest in the long-term success of the Company. This Plan is not intended to comply with the provisions of Section 423 of the Code and is not intended to be subject to Section 401(a) of the Code or the Employee Retirement Income Security Act of 1974.
1. Definitions.
When used herein, the following terms shall have the respective meanings set forth below:
“Board” means the Board of Directors of the Company.
“Broker” shall mean a broker selected by the Company pursuant to Section 7 hereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan pursuant to Section 3 hereof.
“Common Stock” means the common stock of the Company, par value $0.001 per share.
“Company” means Archipelago Learning Inc., a Delaware corporation.
“Effective Date” means November [ ], 2009.
“Eligible Compensation” for any pay period means, unless otherwise determined by the Committee, the amount of gross compensation for such period. Eligible Compensation does not include, without limitation, any payments for reimbursement of expenses and other non-basic payments, unless otherwise determined by the Committee.
“Eligible Employee” means employees eligible to participate in the Plan pursuant to Section 4 hereof.
“Enrollment Period” means such period preceding an Offer Period as is specified by the Committee with respect to such Offer Period.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a recognized national stock exchange, the closing price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an established over-the-counter market, the average of the closing bid and ask prices for such Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, if such shares are listed or traded in accordance with clause (i) or (ii) above, but the shares have not been traded for 10 trading days the Committee may make a discretionary determination in accordance with clause (iii) above.

“Offer Date” means January 1st and July 1st of each Plan Year, unless otherwise provided by the Committee.
“Offer Period” means the six month period commencing on each Offer Date and ending on the next succeeding Purchase Date, unless otherwise provided by the Committee.
“Participating Employee” means an employee for whom payroll deductions are currently being made.
“Payroll Account” means an account maintained by the Company with respect to each Participating Employee as contemplated by Section 5 hereof.
“Plan” means this Archipelago Learning, Inc. 2009 Employee Stock Purchase Plan, as it may from time to time be amended.
“Plan Year” means any fiscal year.
“Purchase Date” means the last trading day of each Offer Period, unless otherwise provided by the Committee.
“Shares” means shares of Common Stock, or any other class or kind of shares resulting from the application of Section 12 hereof.
“Stock Account” means a brokerage account as contemplated by Section 7 hereof.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any parent of the Company) if each of the corporations, other than the last corporation in each unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2. Shares Reserved for the Plan.
There shall be reserved for issuance and purchase by Participating Employees under the Plan an aggregate of 500,000 Shares, subject to adjustment as provided in Section 12 hereof. Shares subject to the Plan may be Shares now or hereafter authorized but unissued, or Shares that were once issued and subsequently reacquired by the Company. If and to the extent that any right to purchase reserved Shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, Shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan has been terminated.
3. Administration of the Plan.
The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret and administer the Plan. The Committee shall have full and exclusive power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participating Employees, the Company, and all other interested individuals.
The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. No member of the Committee may act as to matters under the Plan specifically relating to such member.

The Committee may delegate to one or more of its members, one or more officers of the Company or any Subsidiary, and one or more agents or advisors such administrative duties or powers as it may deem advisable; provided that the Committee shall not delegate to officers of the Company or any Subsidiary the power to make grants of Awards to officers of the Company or any Subsidiary; provided, further, that no delegation shall be permitted under the Plan that is prohibited by applicable law.
4. Eligible Employees.
All full-time employees of the Company and each Subsidiary designated by the Committee for participation shall be Eligible Employees, provided that no employee who owns stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary may participate. The Committee may designate additional classes of employees to become eligible to participate, in its sole discretion.
The employment of an employee of a Subsidiary which ceases to be a “Subsidiary” as defined herein shall, automatically and without any further action, be deemed to have terminated (and such employee shall cease to be an Eligible Employee hereunder).
5. Election to Participate and Payroll Deductions.
Participation in the Plan is voluntary with respect to each Offer Period. To participate in an Offer Period an Eligible Employee must complete a written enrollment form provided by the Company which authorizes payroll deductions. Each Eligible Employee may elect a payroll deduction of 1% to 10% of Eligible Compensation from each paycheck paid during the Offer Period, in increments of 1% (i.e., 1%, 2%, 3%, etc.), unless otherwise so provided by the Committee. A Participating Employee may elect to change his or her rate of payroll deductions during an Offer Period by written notice to the Committee in such form as it may require.
All payroll deductions shall be credited, as promptly as practicable, to a notional Payroll Account in the name of the Participating Employee. All funds held by the Company under the Plan shall not be segregated from other corporate funds (except that the Company may in its discretion establish separate bank or investment accounts in its own name) and may be used by the Company for any corporate purpose. No interest or other earnings shall be credited to any contributions under the Plan.
Each Eligible Employee may cancel his or her election to participate in the Plan by written notice to the Committee in such form and at such times as the Committee may require. A Participating Employee’s voluntary withdrawal during an Offer Period shall have no effect upon such Participating Employee’s eligibility to participate during any other Offer Period under the Plan, but such Participating Employee shall be required to deliver a new enrollment form in order to participate during a subsequent Offer Period.
Unless otherwise provided by the Committee, an Eligible Employee who is a Participating Employee immediately prior to the beginning of an Offer Period will be deemed (i) to have elected to participate for such Offer Period and (ii) to have authorized the same percentage payroll deduction for such Offer Period in effect for such Eligible Employee as that in effect on the day before such Offer Period.
6. Purchase Price.
The purchase price for each Share shall be 100% of the Fair Market Value of a Share on the Purchase Date.

7. Method of Purchase.
As of the Purchase Date, each Participating Employee shall be deemed, without any further action, to have purchased the number of whole Shares which the balance of his or her Payroll Account at that time will purchase, determined by dividing the balance in his or her Payroll Account by the purchase price as determined in Section 6 hereof.
The Committee shall select a Broker which shall hold and act as custodian of Shares purchased pursuant to the Plan. Absent instructions to the contrary from a Participating Employee, Shares shall not be distributed by the Broker to a Participating Employee.
A Participating Employee may at any time withdraw all or any number of Shares credited to his or her Stock Account under the Plan by directing the Broker to cause such Shares to be (i) distributed to such Participating Employee, (ii) transferred to another brokerage account, or (iii) sold and the net proceeds (less applicable commissions and other changes) distributed in cash to such Participating Employee. The Company assumes no responsibility in connection with such transactions, and all commissions, fees or other charges arising in connection therewith shall be borne directly by the Participating Employees.
For so long as such Shares are maintained in Stock Accounts, all dividends paid with respect to such Shares shall be paid directly to the holder of record of such Shares on such dividend payment date.
Unless otherwise provided by the Committee, in no event shall fractional Shares be purchased hereunder, and any remaining cash in a Participating Employee’s Payroll Account resulting from such failure to invest in fractional Shares shall remain in the Payroll Account for use in the next Offer Period; provided, however, that, if the Participating Employee terminates employment with the Company prior to the next Purchase Date, such remaining cash shall be returned to the Participating Employee as soon as practicable, but not later than thirty (30) days, following such termination.
8. Termination of Participation or Employment.
The right to participate in the Plan shall terminate immediately when a Participating Employee ceases to be employed by the Company or its Subsidiaries for any reason (including death or disability) or a Participating Employee otherwise becomes ineligible.
The Company shall distribute to such former Participating Employee (or, in the event of death, to his or her estate) the balance in their Payroll Account as soon as practicable, but not later than thirty (30) days, following such termination.
9. Title of Stock Accounts.
Each Stock Account shall be in the name of the Participating Employee or, if permitted by the Committee and the Participating Employee so indicates on the appropriate form, in his or her name jointly with another person, with right of survivorship. If permitted by the Committee, a Participating Employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have a Stock Account in his or her name as tenant in common with another person without right of survivorship.
10. Rights as a Stockholder.
At the time funds from a Participating Employee’s Payroll Account are used to purchase Shares, he or she shall have all of the rights and privileges of a stockholder of the Company with respect to the purchased Shares.

11. Rights Not Transferable.
Rights granted under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her.
12. Adjustment in Case of Changes Affecting Common Stock.
If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or any Subsidiary or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock (other than regular cash dividends), shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the number or kind of Shares, or both, which thereafter may be sold under the Plan, then the Committee shall take any such action as in its judgment shall be necessary to preserve the Participating Employees’ rights substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Shares under Section 2 in a manner consistent with the intent hereof, including, without limitation, adjustments in (x) the number and kind of shares subject to the Plan, and (y) the purchase price of such shares under the Plan.
Notwithstanding any other provision of the Plan, if the Common Stock ceases to be listed or traded, as applicable, on a national stock exchange or over-the-counter market (a “Triggering Event”), then, in the discretion of the Committee, (i) the balance in the Participating Employee’s Payroll Account not theretofore invested may be refunded to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, (ii) an amount equal to the product of the Fair Market Value of a Share on the date of the Triggering Event multiplied by the number of Shares such Participating Employee would have been able to purchase with the balance of his or her Payroll Account on such Triggering Event if such Triggering Event were the Purchase Date may be paid to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, or (iii) the Plan may be continued without regard to the application of this sentence.
13. Amendment and Termination.
The Board may at any time terminate or amend the Plan in any respect, including, but not limited to, terminating the Plan prior to the end of an Offer Period or reducing the term of an Offer Period; provided, however, that the number of Shares subject to purchase under the Plan shall not be increased without approval of the Company’s shareholders.
The Plan and all rights of Participating Employees to purchase any Shares hereunder shall terminate at the earlier of the conclusion of the last Offer Period authorized herein, or as otherwise determined by and at the discretion of the Company.
Upon termination of the Plan at the end of an Offer Period, Shares shall be issued to Participating Employees, and cash, if any, remaining in the Payroll Accounts of the Participating Employees, shall be refunded to them. Upon termination of the Plan prior to the end of an Offer Period, all amounts not previously applied to the purchase of Shares shall be refunded to the Participating Employees.
14. Governmental and Other Regulations; Further Assurances.
The Plan, and the grant and exercise of the rights to purchase Shares hereunder, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under, and the obtaining of any approval under or compliance with, any state or federal law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Certificates for Shares issued hereunder may be legended as the Committee may deem appropriate.
Each Participating Employee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participating Employees pursuant to the Plan.
15. Indemnification of Committee.
The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission in connection with the performance of such person’s duties, responsibilities and obligations hereunder if such person acts in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company, to the maximum extent permitted by law.
16. Withholding.
Notwithstanding any other provision of the Plan, the Company shall deduct from all Payroll Accounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.
17. Notices.
All notices under the Plan shall be in writing (which for these purposes shall include reasonably acceptable means of electronic transmission), and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board of Directors; and if to a Participating Employee, shall be delivered personally or mailed to such Participating Employee at the address appearing in the records of the Company.
18. Severability.
If any particular provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted.
19. No Right to Continued Employment.
The Plan and any right to purchase Shares granted hereunder shall not confer upon any employee any right with respect to continued employment by the Company or any Subsidiary, nor shall they restrict or interfere in any way with the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.
20. Captions.
The use of captions in the Plan is for convenience. The captions are not intended to and do not provide substantive rights.

21. Effective Date of the Plan.
The Plan shall be effective as of the Effective Date, provided that the Plan is approved by stockholders of the Company prior thereto.
22. Governing Law.
The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.